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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):     March 31, 1997
                                                      --------------------------



                                Autodesk, Inc.
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             (Exact name of registrant as specified in its charter)


     Delaware                     0-14338                94-2819853
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(State or other                 (Commission              (IRS Employer
jurisdiction of                 File Number)           Identification Number)
incorporation)

                    111 McInnis Parkway, San Rafael, California         94903
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                      (Address of principal executive offices)      (Zip Code)

Registrant's telephone number, including area code:  (415) 507-5000
                                                     --------------------------

                                     n/a
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         (Former name or former address, if changed since last report)
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.
         ------------------------------------

     On March 31, 1997 (the "Closing Date"), pursuant to an Agreement and Plan of Reorganization dated as of December 10, 1996, as amended on December 19, 1996 (the "Reorganization Agreement"), among Autodesk, Inc. ("Autodesk"), Autodesk Acquisition Corporation ("Merger Sub"), a wholly-owned subsidiary of Autodesk, and Softdesk, Inc. ("Softdesk"), Autodesk acquired Softdesk by means of a statutory merger (the "Merger") of Merger Sub into Softdesk, with Softdesk remaining as the surviving corporation in the Merger. As a result of the Merger, Softdesk became a wholly-owned subsidiary of Autodesk. Softdesk develops, markets and supports Computer Aided Design application software products primarily for professionals, non-professional office users and home users in the Architecture, Engineering and Construction market. Merger Sub was formed solely for the purpose of effecting the Merger.

     Pursuant to the Reorganization Agreement, each outstanding share of Softdesk Common Stock was converted into the right to receive 0.477327 shares of Autodesk Common Stock (the "Exchange Ratio"). The Exchange Ratio was calculated pursuant to the Reorganization Agreement by dividing $15.00 by the average of the closing sales prices of Autodesk Common Stock as reported on the Nasdaq National Market for the five trading days immediately preceding the Closing Date. Based on the capitalization of Softdesk as of the Closing Date, Autodesk issued approximately 2.9 million shares of Autodesk Common Stock to former Softdesk stockholders in the Merger. No fractional shares were issued in the Merger. Softdesk stockholders otherwise entitled to receive a fraction of a share of Autodesk Common Stock in the Merger will instead receive an amount of cash equal to such fraction multiplied by the average of the closing sales prices of Autodesk Common Stock as reported on the Nasdaq National Market for the ten trading days immediately preceding the Closing Date.

     All options to purchase Softdesk Common Stock outstanding immediately prior to the Merger were assumed by Autodesk pursuant to the Reorganization Agreement.

     The consideration paid by Autodesk for the outstanding capital stock of Softdesk pursuant to the Reorganization Agreement was determined pursuant to arms' length negotiations and took into account various factors concerning the valuation of the business of Softdesk, including public market valuations of comparable companies, discounted cash flows for Softdesk, and multiples paid in recent acquisitions of comparable companies.


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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.
         ---------------------------------

     (a) Financial Statements of Softdesk, Inc.
         --------------------------------------

     Because the impact of the acquired business does not meet the minimum materiality threshold of Rule 3-05(b)(2)(i) of Regulation S-X (17 C.F.R. (S) 210.3-05(b)(2)(i)), financial information of the acquired business is not required to be filed pursuant to Item 7(a) of this Form 8-K.


     (b) Pro Forma Financial Information.
         -------------------------------

     Pro forma financial information is not required to be filed pursuant to
Item 7(b) of this Form 8-K because separate financial statements of the acquired business are not included in this filing, see 17 C.F.R. (S) 210.11-01(c).
                                          ---

     (c)  Exhibits
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           2.1 Agreement and Plan of Reorganization dated as of December 10,
               1996, as amended on December 19, 1996 by and among Autodesk, Inc., Autodesk Acquisition Corporation and Softdesk, Inc. (incorporated by reference to the Registration Statement on Form S-4 filed by Autodesk, Inc. on March 3, 1997 (file #333-22683)).

           2.2 Certificate of Merger merging Autodesk Acquisition Corporation with and into Softdesk, Inc., as filed with the Delaware Secretary of State on March 31, 1997.

                                      -3-
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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  April 11, 1997        AUTODESK, INC.


                              /s/ John E. Calonico
                              ---------------------------------------
                              John E. Calonico
                              Vice President, Finance and Acting Chief Financial Officer
                              (Principal Financial and Accounting Officer)

                                      -4-
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                               INDEX TO EXHIBITS
                               -----------------


     Exhibit
     Number  Description of Document
     ------  -----------------------


       2.1 Agreement and Plan of Reorganization dated as of December 10, 1996, as amended on December 19, 1996 by and among Autodesk, Inc., Autodesk Acquisition Corporation and Softdesk, Inc. (incorporated by reference to the Registration Statement on Form S-4 filed by Autodesk, Inc. on March 3, 1997 (file #333-22683)).

       2.2 Certificate of Merger merging Autodesk Acquisition Corporation with and into Softdesk, Inc., as filed with the Delaware Secretary of State on March 31, 1997